                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement    [_] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE INDIA GROWTH FUND INC.
          -----------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)Title of each class of securities to which transaction applies:

    (2)Aggregate number of securities to which transaction applies:

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)Proposed maximum aggregate value of transaction:

    (5)Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

    (1)Amount Previously Paid:

    (2)Form, Schedule or Registration Statement No.:

    (3)Filing Party:

    (4)Date Filed:

                          THE INDIA GROWTH FUND INC.

                          c/o Brinson Advisors, Inc.
              (formerly Mitchell Hutchins Asset Management Inc.)
                              51 West 52nd Street
                           New York, New York 10019
                                (201) 318-4150

                                                                 August 29, 2001

DEAR STOCKHOLDERS:

   The Annual Meeting of Stockholders of The India Growth Fund Inc. (the "Fund") will be held on Thursday, October 4, 2001, at 3:00 P.M., New York time, at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166. A Notice and Proxy Statement, proxy card and postage prepaid envelope are enclosed.

   The only matter on which you, as a stockholder of the Fund, are being asked to vote is the election of two Class III directors for a term of three years.

   The Board of Directors recommends that stockholders vote in favor of the above proposal.

   You are cordially invited to attend the meeting. If you do not plan to attend, however, we urge you to complete and return your signed and dated proxy in the envelope provided.

                                          Respectfully,

                                          J.S. MASCARENHAS
                                          Secretary and Treasurer

                          THE INDIA GROWTH FUND INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
THE INDIA GROWTH FUND INC.:

   Notice is hereby given that the Annual Meeting of Stockholders of The India Growth Fund Inc. (the "Fund") will be held on Thursday, October 4, 2001 at 3:00 P.M., New York time, at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, for the following purposes:

      1. To elect two Class III directors to serve for a term expiring on the date of the annual meeting of stockholders in 2004.

      2. To transact such other business as may properly come before the meeting or adjournments thereof.

   The Board of Directors has fixed the close of business on August 17, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof.

                                          By order of the Board of Directors,

                                          J.S. MASCARENHAS

Dated: August 29, 2001

-------------------------------------------------------------------------------

 STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

-------------------------------------------------------------------------------

                          THE INDIA GROWTH FUND INC.

                          C/O BRINSON ADVISORS, INC.
              (FORMERLY MITCHELL HUTCHINS ASSET MANAGEMENT INC.)
                              51 WEST 52ND STREET
                           NEW YORK, NEW YORK 10019
                                (201) 318-4150

                               -----------------

                                PROXY STATEMENT

                               -----------------

                                 INTRODUCTION

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of THE INDIA GROWTH FUND INC. (the "Fund") for use at the Annual Meeting of Stockholders, to be held on Thursday, October 4, 2001, at 3:00 P.M., New York time, at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166, and at any adjournments thereof. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders.

   This Proxy Statement and the form of proxy are being mailed to stockholders on or about August 29, 2001. Any stockholder giving a proxy has the power to revoke it by mail (addressed to the Fund, c/o PNC Bank, National Association, P.O. Box 9426, Wilmington, Delaware 19809-9938), or in person at the meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the meeting will be voted as specified in the proxy or, if no specification is made, "FOR" the proposal referred to in this Proxy Statement.

   The Board of Directors has fixed the close of business on August 17, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the record date, the Fund had 5,898,367 outstanding shares of common stock.

   Accompanying this proxy statement is a copy of the Fund's annual report for its fiscal year ended June 30, 2001. The Fund will furnish without charge an additional copy of its annual report to any stockholder requesting such report. Requests for copies of these reports should be made by writing to Brinson Advisors, Inc., the Fund's administrator, at 51 West 52nd Street, New York, New York 10019. Unit Trust of India Investment Advisory Services Limited is the Fund's investment adviser. Its business address is World Trade Centre 1, 8th Floor, Cuffe Parade, Mumbai, India 400-005.

                             ELECTION OF DIRECTORS

   The Fund's Board of Directors has been divided into three classes, the term of one of which expires each year. The terms of Messrs. Uday Gujadhur and Muni Krishna T. Reddy, constituting the Class III directors, expire at the 2001 Annual Meeting of Stockholders. Mr. Reddy was elected by the Fund's Board of Directors as a Class III director on June 28, 2001. Persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies "FOR" the election of the two nominees listed below for a term expiring on the date of the Annual Meeting of Stockholders in 2004 or until their successors are elected and qualified:

                                   Class III

                                 Uday Gujadhur
                             Muni Krishna T. Reddy

If any such nominee should be unable to serve due to an event not now anticipated, the proxies will be voted "FOR" such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

INFORMATION CONCERNING NOMINEES AND MEMBERS OF THE BOARD OF DIRECTORS

   The following table sets forth certain information concerning each of the directors and nominees for director. Each of the nominees is currently a director of the Fund.

                                                                                     Shares
                                Present Office with the Fund, Principal           Beneficially
                                 Occupations or Employment During Past               Owned
Name and Address                Five Years and Directorships in Publicly Director  August 17,  Percent
of Director (Age)                            Held Companies               Since     2001(1)    of Class
-----------------               ---------------------------------------- -------- ------------ --------
**UDAY KUMAR GUJADHUR (46)..... Director, Multiconsult Limited             1999       None        --
  8 E, Lislet Geoffroy Street   since 1994; Partner, De Chazal Du
  Cunepipe                      Mee (DCDM), since 1988.
  Mauritius
THOMAS L. HANSBERGER (68)...... President, Chief Executive Officer,        1999       None        --
  Hansberger Global Investors   Director and Treasurer, Hansberger
  515 East Las Olas Blvd.       Global Investors Inc. since 1994;
  Suite 1300                    Director, Hansberger Global Fund
  Fort Lauderdale, FL 33301     PLC since 1994; Director,
  USA                           Hansberger Global Investors Ltd.,
                                since 1994; Director, Hansberger
                                Global Investors (HK) Limited
                                since 1996.

ISHAAT HUSSAIN (53)............ Finance Director, Tata Sons Ltd.           2000       None        --
  Tata Sons Ltd.                since July 1999; Senior Vice
  Bombay House                  President and Executive Director
  Homi Mody Street              of Finance, Tata Iron & Steel Co.
  Mumbai 400 001                Ltd. until June 1999.


                                                                                      Shares
                                 Present Office with the Fund, Principal           Beneficially
                                  Occupations or Employment During Past               Owned
Name and Address                 Five Years and Directorships in Publicly Director  August 17,  Percent
of Director (Age)                             Held Companies               Since     2001(1)    of Class
-----------------                ----------------------------------       ----     ----         --
*CHRISTOPHER REEVES (65)........ Senior Adviser, Merrill Lynch              1991       None        --
  Ropemaker Place                Europe Holdings Limited, since
  25 Ropemaker Street            February 1999; Chairman, Merrill
  London EC2Y 9LY                Lynch Europe PLC, from
  United Kingdom                 September 1993 to 1998; Deputy
                                 Chairman, Merrill Lynch
                                 International, from February 1998
                                 to February 1999; Director, DSP
                                 Merrill Lynch International, since
                                 March 1995.

MUNI KRISHNA T. REDDY (56)...... Deputy Chairman and Group Chief            2001       None        --
  State Bank of Mauritius Ltd.   Executive, State Bank of Mauritius
  State Bank Tower               Ltd. (February 1987 to present).
  1 Queen Elizabeth II Avenue
  Port Louis, Mauritius

--------
 * Directors considered to be "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund or of the Fund's investment adviser, Unit Trust of India Investment Advisory Services Limited (the "Adviser"). Mr. Christopher Reeves is deemed to be an interested person because of his affiliation with DSP Merrill Lynch Limited, a securities brokerage firm which executes portfolio transactions for the Fund and other investment funds managed by the Adviser or UTI.
** Mr. Gujadhur is a Partner of De Chazal Du Mee & Co. whose subsidiary company
   De Chazal Du Mee Ltd. owns 40% of UTIIAS (Mauritius) Ltd., the other 60% of which is owned by the Fund's Adviser.
(1)The information as to beneficial ownership is based on statements furnished to the Fund by the directors.

   The Fund's Board of Directors has an Audit Committee which is responsible for reviewing financial and accounting matters. The Fund's Audit Committee is composed of directors who are not interested persons of the Fund and its actions are governed by the Fund's Audit Committee Charter, attached hereto as Exhibit A. The current members of the Audit Committee are Messrs. Hansberger, Hussain and Reddy. The Audit Committee met twice during the fiscal year ended June 30, 2001.

   The Board of Directors of the Fund met seven times during the fiscal year ended June 30, 2001.

EXECUTIVE OFFICERS OF THE FUND

   Mr. P.S. Subramanyam resigned as the Chairman of the Board of Directors and as the President as well as a director of the Fund on July 3, 2001. At a meeting held on August 27, 2001, the Board of Directors elected Mr. D.S.R. Murthy as President of the Fund.

   Mr. Murthy (age (51)) currently serves as the head of the Department of International Finance of UTI and as an Executive Director of UTI. Mr. Murthy served as the head of Human Resources Development and Investment

Accounts Administration at UTI from July 2000 to July 2001. Mr. Murthy served as Chief General Manager of Accounts and Investment Accounts Administration from July 1995 to July 2000.

   Mr. J.S. Mascarenhas (age (50)) was elected Secretary and Treasurer of the Fund by the Board of Directors by unanimous written consent dated as of August 27, 1999. He was also appointed Chief Executive Officer of the Adviser of the Fund in July 1999. Prior to his promotion to Chief Executive Officer of the Adviser, he served in a number of other positions with UTI over the course of almost thirty years. From January 1995 to July 1999, he was General Manager and Executive Assistant to the Chairman of UTI.

   Mr. J.S. Mascarenhas is considered to be "an interested person" of the Fund and the Adviser as defined in the 1940 Act.

TRANSACTIONS WITH AND REMUNERATION OF OFFICERS AND DIRECTORS

   The Adviser bears all salaries and expenses of the Fund's officers and directors who are directors, trustees, officers or employees of the Adviser or UTI, except that the Fund bears travel expenses or an appropriate fraction thereof of such officers and directors of the Fund to the extent such expenses relate to attendance at meetings of the Fund's Board of Directors or any committee thereof. All executive officers of the Fund are affiliated with UTI or the Adviser. The aggregate direct remuneration for all directors not affiliated with UTI or the Adviser was approximately $112,851 during the fiscal year ended June 30, 2001. Each such unaffiliated director currently receives fees, paid by the Fund, of $500 per directors' meeting and committee meeting attended and an annual director's fee of $5,000.

   UTI receives a fee for administration of the trust fund arrangement under which the Fund's assets are held in India, including accounting and portfolio valuation services.

   The following table sets forth the aggregate compensation from the Fund paid to each director during the fiscal year ended June 30, 2001. The Adviser and its affiliates do not advise any other U.S. registered investment companies and therefore the Fund is not considered part of a Fund complex.

                          Aggregate Compensation
Name of Director             from the Fund(1)
----------------          ----------------------
Mr. P.S. Subramanyam(2)..         $    0
Pierre Dinan(3)..........         $    0
Uday Kumar Gujadhur(3)...         $    0
G.P. Gupta(2)............         $    0
Thomas L. Hansberger.....         $9,000
Ishaat Hussain...........         $9,000
Narayana Murthy(4).......         $9,000
Peter J. Pearson(5)......         $7,000
Christopher Reeves(2)....         $    0
Antoine W. van Agtmael(6)         $4,250
Muni Krishna T. Reddy(7).         $    0

--------
(1)Includes all compensation paid to directors by the Fund. The Fund's directors do not receive any pension or retirement benefits as compensation for their service as directors of the Fund.

(2)Mr. P.S. Subramanyam and Mr. G.P. Gupta, who were affiliated with the Adviser at the time they were directors, and Mr. Christopher Reeves, who is affiliated with DSP Merrill Lynch Limited, a securities brokerage firm which executes portfolio transactions for the Fund and other investment funds managed by the Adviser or UTI, were or are "interested persons" of the Fund and, therefore, did not receive any compensation from the Fund for their service as directors. Mr. Gupta resigned as a director of the Fund effective December 31, 2000. Mr. Subramanyam resigned as a director of the Fund effective July 3, 2001.
(3)Messrs. Dinan and Gujadhur have waived their fees for serving as directors. Mr. Dinan resigned as a director of the Fund effective April 18, 2001.
(4)Mr. Murthy resigned as a director of the Fund effective May 14, 2001.
(5)Mr. Pearson resigned as a director of the Fund effective October 27, 2000.
(6)Mr. van Agtmael resigned as a director of the Fund effective September 29, 2000.
(7)Mr. Reddy was elected as a director of the Fund on June 28, 2001.

   On July 10, 2001, the Fund announced the resignation (effective July 3,
2001) of Mr. P.S. Subramanyam as the Chairman of the Board of Directors and as a director of the Fund as well as the President of the Fund in connection with his resignation as the Chairman of UTI. Subsequently, on July 18, 2001, Mr. Subramanyam and two other officers of UTI (of which one was responsible for supervision of the UTI Trust which holds the Fund's assets) were accused by the Central Bureau of Investigation ("CBI") in India of abusing their official positions by causing the US 64 Scheme (a local Indian fund managed by UTI) to subscribe to shares of an Indian company at an inflated price. These individuals were arrested by the CBI but have since been released on bail. On July 20, 2001, the government of India appointed a three member committee to investigate investment decisions made by UTI over the past ten years.

   The Board of Directors of the Fund held special meetings on July 26, 2001 and August 2, 2001 to consider these events and their potential impact on the Fund. At the meeting held on August 2, 2001, the Fund's directors determined to have the Fund's legal counsel conduct a review of the Fund's investment management procedures and its recent investments in order to determine whether any undue influence affected investment decisions made by the Adviser for the Fund.

   On August 27, 2001, the Fund's directors met to consider the results of the review. The review found no evidence that factors similar to those alleged to have occurred at UTI affected investment decisions made by the Adviser for the Fund, or that the events relating to UTI had any significant adverse impact on the Fund.

   Based on these findings, the Board of Directors agreed to continue the Fund's investment advisory arrangements with the Adviser, which were formally approved by the Board of Directors on July 16, 2001. However, the Board intends to continue to carefully monitor this situation.

   Section 16(a) of the Exchange Act requires the Fund's officers and directors, and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange, Inc. The Fund believes that its officers and directors complied with all applicable filing requirements for the fiscal year ended June 30, 2001.

   The election of the nominees as directors requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present. The presence in person or by proxy of the holders of record of a majority of the shares of the common stock of the Fund issued and outstanding and entitled to vote at the meeting shall constitute a quorum. For this purpose, abstentions and broker non-votes will be counted in determining whether a quorum is present at the meeting, but will not be counted as votes cast at the meeting.

   THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO NOMINEES AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   Set forth below is information with respect to persons who, to the knowledge of the management of the Fund, owned beneficially more than 5% of the Fund's outstanding shares as of August 17, 2001. The information is based on publicly available Schedule 13D and 13G disclosures filed with the Securities and Exchange Commission.

                       Name and Address of                Amount and Nature of       Percent
Title or Class          Beneficial Owner                  Beneficial Ownership       of Class
--------------         -------------------                --------------------       --------
 Common Stock. City of London Investment Group PLC  Has sole power to vote and         20.1%
               10 Eastcheap                         dispose of 1,185,800 shares. (1)
               London, EC3M ILX
               England

 Common Stock. City of London Investment Management Has sole power to vote and         20.1%
                Company Ltd.                        dispose of 1,185,800 shares. (1)
               10 Eastcheap London, EC3M ILX
               England

--------
(1)The Fund believes that the information filed with the Securities and Exchange Commission which is the basis of this disclosure reflects beneficial ownership of the same 1,185,800 shares by two related entities.

AUDIT COMMITTEE REPORT

   The Audit Committee has reviewed and discussed the Fund's audited financial statements for the fiscal year ended June 30, 2001 with the Adviser and PricewaterhouseCoopers LLP, the Fund's independent accountants ("PwC"), and has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received written disclosures from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence. Based on the Audit Committee's review and discussions referred to in the two preceding sentences, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund for the fiscal year ended June 30, 2001 be included in its annual report to stockholders and the Fund's annual report filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANTS

   PwC serves as the Fund's independent accountants, auditing and reporting on the annual financial statements of the Fund and reviewing certain regulatory reports and the Fund's federal income tax returns. PwC also performs other professional accounting, auditing, tax and advisory services when the Fund engages it to do so. Representatives of PwC are expected to be present at the Meeting and will have an opportunity to make a statement if they desire. Such representatives are expected to be available to respond to appropriate questions at the Meeting.

   Audit Fees. The aggregate fees paid to PwC in connection with the annual audit of the Fund for the last fiscal year was $96,700.

   Financial Information Systems Design and Implementation Fees. There were no financial information systems design and implementation services rendered by PwC to the Fund, the Adviser and the Adviser's affiliates that provide services to the Fund for the last fiscal year.

   All Other Fees. The aggregate fees billed for all other non-audit services, including fees for tax-related services, rendered by PwC to the Fund, the Adviser and the Adviser's affiliates that provide services to the Fund for the last fiscal year was $9,100.

   The Audit Committee of the Fund has considered whether the provision of non-audit services is compatible with maintaining the independence of PwC.

MISCELLANEOUS

   Proxies will be solicited by mail and may be solicited in person or by telephone or facsimile by officers of the Fund or personnel of the Adviser. The Fund has retained Georgeson Shareholder Communications Corporation to assist in the proxy solicitation. The cost of their services is estimated at $4,000, plus out-of-pocket expenses. The expenses connected with the solicitation of these proxies and with any further proxies which may be solicited by the Fund's officers or agents in person, by telephone or by telegraph will be borne by the Fund. The Fund will reimburse banks, brokers, and other persons holding the Fund's shares registered in their names or in the names of their nominees for their expenses incurred in sending proxy material to and obtaining proxies from the beneficial owners of such shares.

   In the event that sufficient votes in favor of any proposal set forth in the Notice of this meeting are not received by October 4, 2001, the persons named as attorneys in the enclosed proxy may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned. The persons named as attorneys in the enclosed proxy will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Fund.

STOCKHOLDER PROPOSALS

   In order to submit a stockholder proposal to be considered for inclusion in the Fund's Proxy Statement for the Fund's 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Fund (addressed to The India Growth Fund Inc., c/o Brinson Advisors, Inc., 51 West 52nd Street, New York, New York 10019) not later than May 3, 2002. Any stockholder who desires to bring a proposal at the Fund's 2002 Annual Meeting of Stockholders without including such proposal in the Fund's Proxy Statement, must deliver written notice thereof to the Fund (addressed to The India Growth Fund Inc., Brinson Advisors, Inc., 51 West 52nd Street, New York, New York 10019) not before July 6, 2002 and not later than August 5, 2002.

                                          By order of the Board of Directors,

                                          J.S. MASCARENHAS
                                          Secretary and Treasurer

51 West 52nd Street
New York, New York 10019
October 4, 2001

                                                                       EXHIBIT A

                          The India Growth Fund, Inc.
                                 (the "Fund")

                            AUDIT COMMITTEE CHARTER

Objectives:

I. The Board of Directors (the "Board") of the Fund has established a committee of certain independent directors (the "Audit Committee"). The objectives of the Audit Committee are:

    (a)to oversee the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers;

    (b)to oversee the quality and objectivity of the Fund's financial statements and the independent audit thereof; and

    (c)to act as a liaison between the Fund's independent auditors and the full Board.

II.The function of the Audit Committee is oversight; it is management's responsibility to maintain appropriate systems for accounting and internal control, and the auditor's responsibility to plan and carry out a proper audit.

Responsibilities:

I. To carry out its objectives, the Audit Committee shall have the following responsibilities:

    (a)to recommend the selection, retention or termination of independent auditors and, in connection therewith, to evaluate the independence of the auditors, including whether the auditors provide any consulting services to the investment manager(s), and to receive the auditors' specific representations as to their independence;

    (b)To meet with Fund's independent auditors, including private meetings, as necessary, (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Fund's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Fund's financial policies, procedures and internal accounting controls and management's responses thereto; and (iv) to review the form of opinion the auditors render to the Board and shareholders;

    (c)to review significant current financial reporting issues and practices with management and auditors and to consider the effect upon the Fund of any changes in accounting principles or practices proposed by management or the auditors;

    (d)to review the fees charged by the auditors for audit and non-audit services;

    (e)to investigate improprieties or suspected improprieties in fund operations;

    (f)to review the Fund's process for monitoring compliance with investment restrictions and applicable laws and regulations and with the code of ethics;

    (g)to report its activities to the full Board on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

    (h)to review this Charter and recommend any changes to the full Board.

II. The Audit Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require. The Audit Committee shall regularly meet with the Treasurer of the Fund and with representatives of the management company and other service providers responsible for financial reporting and controls.

III.The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Fund.